[LOGO OF FIRST NIAGARA FINANCIAL GROUP, INC.]

                     FIRST NIAGARA FINANCIAL GROUP ANNOUNCES
                  ACCELERATION OF CERTAIN STOCK OPTION VESTING

Lockport, N.Y. - December 29, 2005 - First Niagara Financial Group, Inc. (NASDAQ: FNFG) (the "Company"), today announced that effective December 28, 2005, the Compensation Committee of its Board of Directors approved the acceleration of the vesting of all unvested stock options held by directors and employees of the Company that were otherwise scheduled to vest by December 31, 2006.

As a result of this acceleration, options to purchase 779,897 shares of the Company's common stock, or 35% of all unvested options outstanding, became exercisable immediately. All but 60,016 of the accelerated options had an exercise price below the Company's current stock price. All other terms of the affected options, as well as the terms of all other options scheduled to vest after December 31, 2006, remain unchanged. The Company estimates that this action will reduce the impact of the adoption of Statement of Financial Accounting Standards No. 123R "Share Based Payments" on 2006 compensation expense related to outstanding options from approximately $2.5 million to $1.3 million. The Company will disclose the pro forma affect of the acceleration in its consolidated financial statements for the year ending December 31, 2005.

The Company believes that this action will result in a more appropriate recognition of the benefit attributable to currently outstanding options in its 2006 financial statements. While many other companies have eliminated the recognition of stock option expense pursuant to FAS 123R by accelerating the vesting of all outstanding options, the Company believes a compensation charge in its financial statements attributable to stock options is appropriate to reflect the economic benefit to be earned by plan participants. Accordingly, only the options vesting next year, the majority of which would have otherwise vested within the first five months of the year, are being accelerated. In addition, although the Compensation Committee will continue to evaluate the means to best compensate employees, the Company anticipates continuing to use stock based compensation permitted by the Company's stock based benefit plans, in order to attract, develop and retain those employees that will maximize the Company's performance and shareholder value.

First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.0 billion and deposits of $5.3 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 118 branches and several financial services subsidiaries across New York State.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
----------------
Paul J. Kolkmeyer.......   President and CEO
John R. Koelmel.........   Chief Financial Officer
Christopher J. Thome....   Reporting and Investor Relations Manager
                           (716) 625-7645
                           chris.thome@fnfg.com
Leslie G. Garrity.......   Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com